UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 5, 2014

NEULION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53620	98-0469479
(Commission File Number)	(IRS Employer Identification No.)

1600 Old Country Road, Plainview, NY	11803
(Address of Principal Executive Offices)	(Zip Code)

(516) 622-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07             Submission of Matters to a Vote of Security Holders.

NeuLion, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, June 5, 2014.  Summarized below are the results of the matters voted on at the Annual Meeting:

Matters Voted On	For	Against	Abstain	Broker Non Votes
Election of eight directors of the Company:
John R. Anderson	127,060,410	70,839	601,486	9,650,272
Gabriel A. Battista	127,660,762	60,090	11,883	9,650,272
Shirley Strum Kenny	127,643,388	49,490	39,857	9,650,272
David Kronfeld	124,068,419	3,648,059	16,257	9,650,272
Nancy Li	124,023,790	3,695,612	13,333	9,650,272
G. Scott Paterson	123,263,550	4,457,302	11,883	9,650,272
Roy E. Reichbach	124,093,193	3,622,702	16,840	9,650,272
Charles B. Wang	124,057,200	3,663,652	11,883	9,650,272

To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2014	137,015,305	288,729	78,973	0

To approve an amendment to the Company’s Certificate of Incorporation, as amended, to implement a reverse stock split at a ratio of 1-for-8.8	133,159,083	4,150,245	73,679	0

To approve an amendment to the NeuLion, Inc. 2012 Omnibus Securities and Incentive Plan (the “2012 Plan”) to increase the number of shares of the Company’s common stock that may be issued under the 2012 Plan from 20,000,000 to 30,000,000	123,689,818	4,032,489	10,428	9,650,272

As a result of the voting at the Annual Meeting, each of the nominees for director named above was re-elected and each of the proposals described above was approved by the Company’s stockholders.

Item 8.01             Other Events

At the Annual Meeting, the Company’s management presented certain financial and market-related information to its stockholders via a PowerPoint presentation, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and is also available on the Company’s website at www.neulion.com.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Annual Meeting of Stockholders Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEULION, INC.

Date: June 5, 2014	By:	/s/ Roy E. Reichbach
		Name:	Roy E. Reichbach
		Title:	General Counsel and Corporate Secretary